UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K
_______________

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2011

BLUEFLY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14498	13-3612110
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

42 West 39th Street, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 944-8000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 17, 2011, Bluefly, Inc. (the “Company”) amended and restated its revolving credit facility (“Restated Credit Facility”) with Wells Fargo Retail Finance, LLC (“Wells Fargo”).  Pursuant to the Restated Credit Facility with Wells Fargo, the terms have been amended to (i) renew the term of the Credit Facility for a 3 year term with a maturity date of June 17, 2014; (ii) decrease the standby and documentary letter of credit fees from 3.25% and 2.75%, respectively, to 2.75% and 2.25%, respectively; and (iii) change the rate at which interest accrues on the average daily amount under the Restated Credit Facility during the preceding month to a per annum rate equal to the prime rate plus 2.50% from prime rate plus 0.75%, or, LIBOR plus 2.75% from LIBOR plus 3.25%.  In addition, in the event that the Company terminates the Restated Credit Facility prior to the second anniversary, the Company will be subject to an early termination fee equal to 1.0% of the commitment.

The Restated Credit Facility contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Company and its subsidiaries with respect to indebtedness, liens, investments, distributions, mergers and acquisitions, disposition of assets and transactions with affiliates.   The Restated Credit Facility also provides for customary events of default including, but not limited to, failure to pay any principal or interest when due, failure to comply with covenants, material breaches or representations or warranties made by the Company, a change in control or material adverse change of the Company, and failure of the Company to maintain certain levels of availability.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEFLY, INC. (Registrant)

June 22, 2011	By: /s/ Kara B. Jenny Name: Kara B. Jenny Title: Chief Financial Officer